EXECUTION VERSION

March 16, 2022

Avadel Finance Cayman Limited
c/o Avadel Pharmaceuticals plc
10 Earlsfort Terrace
Dublin 2, Ireland
D02 T380
Attention: General Counsel

Re:    Exchange for Avadel Finance Cayman Limited Exchangeable Senior Notes due 2023

Ladies and Gentlemen:

Avadel Finance Cayman Limited, a Cayman Islands exempted company limited by shares (the “Company”), is offering a new series of its Exchangeable Senior Notes due 2023 (the “New Notes”). The New Notes will be fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantee”) by Avadel Pharmaceuticals plc, a public limited company incorporated under the laws of Ireland and the parent company of the Company (“Parent”). The New Notes will be exchangeable into cash, American Depositary Shares (“ADSs”), each representing, as of the date hereof, one ordinary share of Parent, nominal value $0.01 per share (the “Ordinary Shares” and such ADSs into which the New Notes are exchangeable, the “Underlying ADSs”), or a combination of cash and Underlying ADSs, at the Company’s election. Any ADSs to be issued upon conversion of the New Notes are to be issued pursuant to, and in accordance with the applicable procedures of, the Deposit Agreement, dated as of January 3, 2017, among Parent, The Bank of New York Mellon, as depositary (the “Depositary”), and the holders and beneficial owners of the ADSs issued under such agreement, as supplemented by a letter agreement, dated as of February 16, 2018, between Parent and the Depositary and as further supplemented by a letter agreement to be dated the Closing Date (as defined below), between Parent and the Depositary (the “Deposit Agreement”).

The undersigned (the “Investor”), for itself and, on behalf of the accounts (if any) listed on Exhibit A hereto, for whom the Investor has been duly authorized to enter into the Exchange (as defined below) (each, including the Investor if it is listed on Exhibit A, an “Exchanging Holder”), shall exchange 4.50% Convertible Senior Notes due 2023 (CUSIP: 05337YAA6 or 05337YAB4) of the Company (the “Old Notes”) for an amount of (i) New Notes and (ii) cash, each as set forth herein (the “Exchange”), pursuant and subject to the terms and conditions set forth in this agreement (this “Exchange Agreement”). Reference is made to the Indenture (the “Old Notes Indenture”), dated February 16, 2018, by and among the Company, Parent and The Bank of New York Mellon, as Trustee (the “Old Notes Trustee”), which governs the Old Notes.

The Exchanging Holders (including the Investor, as applicable) are referred to collectively as the “Purchasers,” and each Purchaser (other than the Investor) is referred to herein as an “Account.”
The Investor and each Account understands that the Exchange is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and that the Exchange is only being made to investors who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance upon an exemption from registration under the Securities Act. The Exchange is described in, and is being made pursuant to, the draft Indenture relating to the New Notes (the “Indenture”) to be entered into as of the Closing Date (as defined below) among the Company, Parent and The Bank of New York Mellon, as Trustee (the “New Notes Trustee”), as supplemented by the Pricing Term Sheet, dated as of the date hereof (the “Pricing Term Sheet” and, together with the Indenture and the Guarantee, the “Transaction Documents”).

1.The Exchange. On the basis of the representations, warranties and agreements contained in this Exchange Agreement and subject to the terms and conditions of this Exchange Agreement, each of the Exchanging Holders hereby agrees to deliver, assign and transfer to the Company all right, title and interest in the aggregate principal amount of Old Notes for such Exchanging Holder set forth in column 2 of Exhibit A hereto (such aggregate principal amount of Old Notes, the “Exchanged Old Notes”) in exchange for (i) New Notes having an aggregate principal amount, for each Exchanging Holder, as set forth in Exhibit A (such aggregate principal amount of New Notes, the “Exchanged New Notes”) and (ii) an amount of cash as set forth in Exhibit A (such aggregate principal amount of cash, the “Cash Consideration” and the Cash Consideration,

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together with the Exchanged New Notes, the “Exchange Consideration”), and the Company agrees to issue such Exchanged New Notes and deliver such Cash Consideration to the Exchanging Holders in exchange for such Exchanged Old Notes.

For the avoidance of doubt, Exchanged New Notes will be issued in denominations of $200,000 principal amount and integral multiples of $1,000 in excess thereof, and the Company will not make any separate cash payment in respect of rounded amounts, interest (including Additional Interest (as defined in the Old Notes Indenture)) accrued and unpaid to the Closing Date (as defined below) or Defaulted Amounts for the Exchanged Old Notes. Instead, such amounts will be deemed to be paid in full rather than cancelled, extinguished or forfeited upon exchange of the Exchanged Old Notes for the Exchange Consideration. Subject to the terms and conditions of this Exchange Agreement, the Investor, on behalf of itself and each Exchanging Holder, hereby (a) waives any and all other rights with respect to such Exchanged Old Notes, and (b) releases and discharges the Company and Parent from any and all claims the Investor and any other Exchanging Holder may now have, or may have in the future, arising out of, or related to, such Exchanged Old Notes, including, without limitation, any claim to “Defaulted Amounts” or “Additional Interest,” in respect of such Exchanged Old Notes, in each case, arising under and defined in, the Old Notes Indenture. The Old Notes Trustee may rely on the immediately preceding sentence with the same force and effect as if such representation or warranty were made directly to the Old Notes Trustee. The Old Notes Trustee shall be a third party beneficiary to this Exchange Agreement to the extent provided in the immediately preceding sentence.

2.[Reserved].

3.The Closing. The closing of the Exchange (the “Closing”) shall take place at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, at 10:00 a.m., New York City time, on April 4, 2022 or at such other time and place as the Company may designate by notice to the Investor (the “Closing Date”).

4.Closing Mechanics.

a.The Depository Trust Company (“DTC”) will act as securities depositary for the New Notes.

b.At or prior to the times set forth in the Exchange Procedures set forth in Exhibit B hereto (the “Exchange Procedures”), the Investor, on behalf of itself and/or any other Account, shall deliver and/or cause the Exchanging Holders to deliver the Exchanged Old Notes, by book entry transfer through the facilities of DTC, to The Bank Of New York Mellon, in its capacity as trustee of the Old Notes (in such capacity, the “Old Notes Trustee”), for the account/benefit of the Company for cancellation as instructed in the Exchange Procedures.

c.On the Closing Date, subject to satisfaction of the conditions precedent specified in Section 7 hereof, and the prior receipt by the Old Notes Trustee from each Exchanging Holder of the Exchanged Old Notes pursuant to clause (b) above:

(i)the Company and Parent shall execute and deliver the Indenture, dated as of the Closing Date, among the Company, Parent and the New Notes Trustee;

(ii)the Company shall execute, cause the New Notes Trustee to authenticate and cause to be delivered to the DTC account(s) specified by the Investor or the relevant Account in Exhibit C hereto, the Exchanged New Notes; and

(iii)the Company shall deliver or cause to be delivered the Cash Consideration pursuant to the wire instructions specified by the Investor or the relevant Account in Exhibit C hereto.

All questions as to the form of all documents and the validity and acceptance of the Old Notes and the New Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

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5.Representations and Warranties and Covenants of the Company and Parent. Each of the Company and Parent, jointly and severally, represent and warrant to and covenant with the Investor (and each Account, as applicable) that:

a.Organization. The Company is duly incorporated and is validly existing under the laws of the Cayman Islands. Parent is duly organized and is validly existing under the laws of Ireland.

b.Due Authorization. This Exchange Agreement has been duly authorized, executed and delivered by each of the Company and Parent.

c.New Notes and the Guarantee. The New Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the New Notes by the New Notes Trustee, upon delivery to the Purchasers in accordance with the terms of the Exchange, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”). The register of the New Notes will at all times be maintained outside of the Republic of Ireland. The Guarantee has been duly authorized by Parent and, when the New Notes are duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the New Notes by the New Notes Trustee, upon delivery to the Purchasers in accordance with the terms of the Exchange, the Guarantee will constitute a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions. The maximum number of Underlying ADSs (including the Ordinary Shares represented thereby) initially issuable upon exchange of the New Notes (assuming settlement solely in ADSs and taking into account the maximum make-whole adjustment under the Indenture) have been duly and validly authorized and reserved for by Parent and, when issued upon exchange of the New Notes in accordance with the terms of the New Notes and the Deposit Agreement, will be validly issued, fully paid and non-assessable, and the issuance of any Underlying ADSs (including the Ordinary Shares represented thereby) will not be subject to any preemptive, participation, rights of first refusal or similar rights.

d.Indenture. Each of the Company and Parent has all requisite organizational power and authority to perform its obligations under the Indenture. The Indenture has been duly authorized by the Company and Parent, and will have been duly executed and delivered by the Company and Parent on or prior to the Closing. Assuming due authorization, execution and delivery by the New Notes Trustee thereto, the Indenture, upon execution and delivery thereof by the Company and Parent, will constitute the valid and binding agreement of the Company and Parent, enforceable against the Company and Parent in accordance with its terms, subject to the Enforceability Exceptions.

e.Exemption from Registration. Assuming the accuracy of the representations and warranties of the Investor and each other investor executing an Exchange Agreement, (i) the issuance of the Exchanged New Notes, pursuant to this Exchange Agreement is exempt from the registration requirements of the Securities Act; (ii) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended; (iii) the Exchanged New Notes will, at the Closing, be free of any restrictions on resale by such Holder pursuant to Rule 144 promulgated under the Securities Act; and (iv) will be issued in compliance with all applicable U.S. state and federal laws concerning the issuance of the Exchanged New Notes.

f.New Class. The New Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

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g.Listing. At the Closing, the Underlying ADSs are listed on the Nasdaq Global Market (the “Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, delisting the Underlying ADSs from the Nasdaq nor has the Company received any notification that the Nasdaq is contemplating terminating such listing.

h.No Conflicts. The issue of the New Notes pursuant to the Exchange Agreements, the execution, delivery and performance, as applicable, by the Company and Parent of their respective obligations under the New Notes, the Indenture, the Guarantee, each Exchange Agreement, and the consummation of the transactions contemplated hereby and thereby, as the case may be, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of Parent or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries is bound or to which any of the property or assets of Parent or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the memorandum and articles of association, charter or by-laws or similar organizational document of Parent or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or U.S. federal, state, local or non-U.S. governmental agency or regulatory authority having jurisdiction over the properties or assets of Parent or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of Parent and its subsidiaries taken as a whole or a material adverse effect on the performance by Parent or the Company of their respective obligations under any Exchange Agreement, the Old Notes Indenture, the Indenture, the Guarantee or the New Notes or the consummation of any of the transactions contemplated hereby or thereby.

i.Exchange. Parent and the Company each acknowledge that the terms of the Exchange have been mutually negotiated between the parties.

j.Deposit Agreement. The Company and Parent shall (i) have taken all actions necessary to permit the deposit of the Ordinary Shares and the issuance of the ADSs representing such Ordinary Shares in accordance with the Deposit Agreement and (ii) do and perform, or cause to be done and performed, all such acts and things (including to execute and deliver any documents and provide any consent or confirmation and to satisfy any other procedural or substantive requirements under the Deposit Agreement) to effect the issuance of ADSs, and otherwise comply with the terms of the Deposit Agreement, including without limitation, the covenants set forth in the Deposit Agreement.

k.No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Exchange Agreement, neither the Company nor any of its subsidiaries or any of their respective properties, assets or revenues has any right of immunity under Irish, French, Cayman Islands, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Irish, French, Cayman Islands, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Exchange Agreement or the Deposit Agreement. To the extent that the Company or any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced each of the Company and each subsidiary, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 15 of this Agreement.

l.Enforceability of Judgments. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws and recognized by the Irish courts as having jurisdiction (according to Irish conflicts of laws principles and rules of Irish private international law at the time when proceedings

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were initiated) to give such final judgment in respect of any suit, action or proceeding against the Company based upon this Exchange Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of Ireland.

6.Representations and Warranties and Covenants of the Investor. The Investor hereby represents and warrants to and covenants with the Company and Parent, on behalf of itself and each Account, as applicable, that:

a.The Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

b.If the Investor is participating in the Exchange, the Investor has full power and authority to deliver, assign and transfer the Exchanged Old Notes in exchange for the Exchange Consideration pursuant to this Exchange Agreement and to enter into this Exchange Agreement and perform all obligations required to be performed by the Investor hereunder. If the Investor is executing this Exchange Agreement on behalf of an Account, (i) the Investor has all requisite authority to enter into this Exchange Agreement on behalf of, and, bind, each Account to the terms of this Exchange Agreement and (ii) Exhibit A hereto is a true, correct and complete list of (A) the name of each Exchanging Holder, and (B) the principal amount of each Exchanging Holder's Exchanged Old Notes.

c.Each Exchanging Holder participating in the Exchange is the current beneficial owner of the Exchanged Old Notes. When the Exchanged Old Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, adverse claims, rights or proxies.

d.Participation in the Exchange will not contravene (1) any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor (or, if applicable, any Account) and (2) the charter or bylaws or similar organizational documents of the Investor (or, if applicable, any Account).

e.The Investor (or applicable Account) is a resident of the jurisdiction set forth in Exhibit C and, unless otherwise set out in Exhibit A hereto, is not acquiring the Exchanged New Notes as a nominee or agent or otherwise for any other person.

f.The Investor and each Account will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or such Account purchases or acquires pursuant to the Exchange or sells New Notes and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor or such Account is subject or in which the Investor or such Account makes such purchases, acquisitions or sales, and Parent and the Company shall not have any responsibility therefor.

g.The Investor and each Account has received a copy of the Transaction Documents. The Investor acknowledges that: (1) no person has been authorized to give any information or to make any representation concerning the Exchange, Parent or any of its subsidiaries, including the Company, other than as contained in this Exchange Agreement or the Transaction Documents or in the information given by Parent’s or the Company’s duly authorized officers and employees in connection with the Investor’s examination of Parent and its subsidiaries and the terms of the Exchange; and (2) Parent and its subsidiaries do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that may have been provided to the Investor. The Investor hereby acknowledges that J. Wood Capital Advisors LLC (the “Placement Agent”) does not take any responsibility for, and can provide no assurance as to the reliability of, the information set forth in the Transaction Documents or any such other information provided or deemed provided to the Investor by Parent or the Company.

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h.The Investor and each Account understands and accepts that acquiring the New Notes in the Exchange involves risks. The Investor and each Account has such knowledge, skill and experience in business, financial and investment matters that the Investor and each Account is capable of evaluating the merits and risks of the Exchange and an investment in the New Notes. With the assistance of its own professional advisors (to the extent the Investor and each Account has deemed appropriate), the Investor and each Account has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the New Notes and the consequences of the Exchange and this Exchange Agreement. The Investor and each Account has considered the suitability of the New Notes as an investment in light of its own circumstances and financial condition, and the Investor and each Account is able to bear the risks associated with an investment in the New Notes.

i.The Investor confirms that neither it nor any Account is relying on any communication (written or oral) of Parent, the Company or the Placement Agent or any of their respective agents (including authorized officers and employees) or affiliates as investment advice or as a recommendation to participate in the Exchange and receive the Exchange Consideration pursuant to the terms hereof. It is understood that information provided in the Transaction Documents, or by Parent, the Company or the Placement Agent or any of their respective agents or affiliates, shall not be considered investment advice or a recommendation with respect to the Exchange, and that none of Parent, the Company, the Placement Agent or any of their respective agents or affiliates is acting or has acted as an advisor to the Investor or any Account in deciding whether to participate in the Exchange. The Investor and each Account acknowledges and the Investor agrees that the Placement Agent has not acted as a financial advisor or fiduciary to the Investor or any Account and that the Placement Agent, its affiliates and its or their directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in Parents filings with the Securities and Exchange Commission and make no representation or warranty to the Investor or any Account, express or implied, with respect to Parent, the Company, the Exchanged Old Notes or the ADSs or the accuracy, completeness or adequacy of the information provided to the Investor or any Account or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind in connection with the Exchange.

j.The Investor confirms, for itself and for each Account, that none of Parent, the Company or the Placement Agent has (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the New Notes (except for the Guarantee provided by Parent pursuant to the Indenture); or (2) made any representation to the Investor regarding the legality of an investment in the New Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Exchange, neither the Investor nor any Account is relying on the advice or recommendations of Parent, the Company or the Placement Agent, and the Investor and each Account has made its own independent decision that the investment in the New Notes is suitable and appropriate for the Investor or such Account.

k.The Investor and each Account is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the New Notes, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the New Notes. The Investor and each Account is familiar with the business and financial condition and operations of the Company and its subsidiaries, including the Company, and has conducted its own investigation of Parent and its subsidiaries and the New Notes and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Investor and each Account has had access to Parent’s filings with the Securities and Exchange Commission and such other information concerning Parent and its subsidiaries and the New Notes as it deems necessary to enable it to make an informed investment decision concerning the Exchange. The Investor and each Account has been offered the opportunity to ask questions of Parent, the Company and their respective representatives and has received answers thereto as the Investor or such Account deems necessary to enable it to make its own informed investment decision concerning the Exchange and the New Notes. The

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Investor and each Account acknowledges and understands that at the time of the Closing, Parent and the Company may be in possession of material non-public information not known to the Investor or any Account that may impact the value of the New Notes, the Exchanged Old Notes, and the ADSs (“Information”) that the Company has not disclosed to the Investor or any Account. The Investor and each Account acknowledges that they have not relied upon the non-disclosure of any such Information for purposes of making their decision to participate in the Exchange. The Investor and each Account understands, based on its experience, the disadvantage to which the Investor and each Account is subject due to the disparity of information between Parent and the Company, on the one hand, and the Investor and each Account, on the other hand. Notwithstanding this, the Investor and each Account has deemed it appropriate to participate in the Exchange. The Investor agrees that Parent and the Company and their directors, officers, employees, agents, stockholders and affiliates shall have no liability to the Investor or any Account or their respective beneficiaries whatsoever due to or in connection with Parent or the Company’s use or non-disclosure of the Information or otherwise as a result of the Exchange, and the Investor hereby irrevocably waives any claim that it or any Account might have based on the failure of Parent or the Company to disclose the Information.

l.The Investor and each Account understands that no U.S. federal, state, local or non-U.S. agency has passed upon the merits or risks of an investment in the New Notes or made any finding or determination concerning the fairness or advisability of such investment.

m.The Investor and each Account is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor, for itself and on behalf of each Account, agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.

n.The Investor and each Account is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, Parent or the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of Parent or the Company.

o.The Investor and each Account is acquiring the New Notes solely for the Investor’s or such Account’s own beneficial account, or for an account with respect to which the Investor or such Account exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the New Notes. The Investor and each Account understands that the offer and sale of the New Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor or each Account and the accuracy of the other representations made by the Investor and each Account in this Exchange Agreement.

p.The Investor and each Account understands that each of Parent and the Company is relying upon the representations and agreements contained in this Exchange Agreement (and any supplemental information) for the purpose of determining whether the Investor’s and such Account’s participation in the Exchange meets the requirements for the exemptions referenced in clause 6(o) above. In addition, the Investor and each Account acknowledges and agrees that any hedging transactions engaged in by the Investor or such Account after the confidential information (as described in the confirmatory email received by the Investor from the Placement Agent (the “Wall Cross Email”)) was made available to the Investor and prior to the Closing in connection with the issuance and sale of the New Notes have been and will be conducted in compliance with the Securities Act and the rules and regulations promulgated thereunder.

q.The Investor and each Account acknowledges that the New Notes have not been registered under the Securities Act.

r.The Investor and each Account acknowledges that the terms of the Exchange have been mutually negotiated between the Investor (for itself and on behalf of each Account), and

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the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Exchange on behalf of itself and each Account.

s.The Investor and each Account acknowledges the Company intends to pay an advisory fee to the Placement Agent.

t.The Investor will, for itself and on behalf of each Account, upon request, execute and deliver any additional documents, information or certifications reasonably requested by the Company, the Old Notes Trustee or the New Notes Trustee to complete the Exchange.

u.The Investor and each Account understands that, unless the Investor notifies the Company in writing to the contrary before the Closing, each of the Investor’s representations and warranties contained in this Exchange Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

v.The participation in the Exchange by any Exchanging Holder was not conditioned by the Company on such Exchanging Holders’ exchange of a minimum principal amount of Exchanged Old Notes.

w.The Investor acknowledges that it and each Account had a sufficient amount of time to consider whether to participate in the Exchange and that neither the Company nor the Placement Agent has placed any pressure on the Investor or any Account to respond to the opportunity to participate in the Exchange. The Investor acknowledges that neither it nor any Account did become aware of the Exchange through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

x.The operations of the Investor and each Account have been conducted in material compliance with the rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) applicable to the Investor. The Investor has performed due diligence necessary to reasonably determine that its (or, where applicable, any Account’s) beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), or otherwise the subject of Sanctions.

7.Conditions to Obligations of the Investor and the Company and Parent. The obligations of the Investor to deliver, or to cause the Accounts to deliver, the Exchanged Old Notes, and of the Company to deliver the Exchange Consideration are subject to the satisfaction at or prior to the Closing of the condition precedent that the representations and warranties of the Company and Parent on the one hand, and of the Investor on the other contained in Sections 5 and 6, respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing.

8.Covenants and Acknowledgment of the Company and Parent. Parent hereby agrees to publicly disclose at or before 9:00 a.m., New York City time (the “Release Time”), on the first business day after the date hereof, the Exchange as contemplated by this Exchange Agreement in a press release or a Current Report on Form 8-K filed with the Securities and Exchange Commission. Parent hereby acknowledges and agrees that, as of the Release Time, Parent will disclose all confidential information to the extent Parent believes such confidential information constitutes material non-public information, if any, with respect to the Exchange or that was otherwise communicated by the Company and/or Parent to the Investor or any Account in connection with the Exchange. For the avoidance of doubt, each of Parent and the Company may be aware of material non-public information regarding Parent and/or the Company at the time of Closing that has not been communicated to the Investor or any Account. Parent will, within two (2) business days after the Closing, file a Current Report on Form 8-K publicly disclosing the closing of the Exchange as contemplated by this Exchange Agreement.

9.Covenant of the Investor. No later than one (1) business day after the date hereof, the Investor agrees to deliver settlement instructions for each Purchaser to the Company substantially in the form of Exhibit C hereto.

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10.Waiver, Amendment. Neither this Exchange Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11.Assignability. Neither this Exchange Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Parent, the Company or the Investor without the prior written consent of the other parties.

12.Reserved.

13.Waiver of Jury Trial. EACH OF PARENT, THE COMPANY AND THE INVESTOR (FOR ITSELF AND, IF APPLICABLE, ON BEHALF OF EACH ACCOUNT) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE AGREEMENT.

14.Governing Law. THIS EXCHANGE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

15.Submission to Jurisdiction. Each of Parent, the Company and the Investor (for itself and, if applicable, on behalf of each Account) (a) agrees that any legal suit, action or proceeding arising out of or relating to this Exchange Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of Parent, the Company and the Investor (for itself and, if applicable, on behalf of each Account) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

16.Venue. Each of Parent, the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Exchange Agreement in any court referred to in Section 15. Each of Parent, the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

17.Service of Process. Each of Parent, the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably consents to service of process in the manner provided for notices in Section 20. Nothing in this Exchange Agreement will affect the right of any party to this Exchange Agreement to serve process in any other manner permitted by law.

18.Section and Other Headings. The section and other headings contained in this Exchange Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Exchange Agreement.

19.Counterparts. This Exchange Agreement may be executed, either manually or by way of a digital signature provided by DocuSign (or similar digital signature provider), by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Exchange Agreement (whether executed manually or by way of a digital signature as described herein this Section 19) by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

20.Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses, or, in the

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case of the Investor or any Account, the address provided in Exhibit C (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Avadel Finance Cayman Limited c/o Avadel Pharmaceuticals plc 10 Earlsfort Terrace Dublin 2, Ireland D02 T380 Attention: General Counsel; Christopher McLaughlin

In each case, with a copy to (which shall not constitute notice):	Goodwin Procter LLP 100 Northern Avenue, Boston, MA 02210 Attention: Jim Barri

21.Binding Effect. The provisions of this Exchange Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

22.Notification of Changes. The Investor (for itself and, if applicable, on behalf of each Account) hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor (and/or such Account) contained in this Exchange Agreement to be false or incorrect in any material respect.

23.Reliance by Placement Agent. The Placement Agent may rely on each representation and warranty of the Company, the Parent and the Investor made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to the Placement Agent. The Placement Agent shall be a third party beneficiary to this Exchange Agreement to the extent provided in this Section 23.

24.Severability. If any term or provision (in whole or in part) of this Exchange Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Exchange Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Investor (for itself and, if applicable, on behalf of each Account) has executed this Exchange Agreement as of the date first written above.

Legal Name of Executing Investor:

By
Name:
Title:
Legal Name:

[Signature Page to Exchange Agreement]

ACCEPTED AND AGREED:

AVADEL FINANCE CAYMAN LIMITED, as the Company

By
Name:
Title:

AVADEL PHARMACEUTICALS PLC, as Parent

By
Name:
Title:

[Signature Page to Exchange Agreement]

EXHIBIT A TO THE EXCHANGE AGREEMENT

Name of Exchanging Holder (i.e., Beneficial Owner)	Aggregate Principal Amount of Exchanged Old Notes	Aggregate Principal Amount of Exchanged New Notes	Aggregate Amount of Cash Consideration
	$	$	$

Total:	$	$

[Signature Page to Exchange Agreement]

[Signature Page to Exchange Agreement]

EXHIBIT B TO THE EXCHANGE AGREEMENT

NOTICE OF EXCHANGE PROCEDURES

Attached are Exchange Procedures for the settlement of the Avadel Finance Cayman Limited (the “Company”) exchange of its Exchangeable Senior Notes due 2023 (the “New Notes”) pursuant to the Exchange Agreement, dated as of March 16, 2022, between you, the Company and Avadel Pharmaceuticals plc, which is expected to occur on or about April 4, 2022. To ensure timely settlement, please follow the instructions for exchanging your Avadel Finance Cayman Limited 4.50% Exchangeable Senior Notes due 2023 (the “Old Notes”) as set forth on the following page.

These instructions supersede any prior instructions you received. Your failure to comply with the attached instructions may delay your receipt of the Exchange Consideration.

If you have any questions, please contact [NAME] at [TELEPHONE].

Thank you.

[Signature Page to Exchange Agreement]

1 Note that the DWAC instruction should specify the principal amount, not the number, of Exchanged Old Notes.
2 Note that the DWAC instruction should specify the principal amount, not the number, of Exchanged New Notes.
[Signature Page to Exchange Agreement]

EXHIBIT C TO THE EXCHANGE AGREEMENT

Purchaser Settlement Details

These settlement instructions are to be delivered to the Company for each Purchaser no later than one (1) business day after the date of the Exchange Agreement.

Name of Purchaser:
Purchaser Address:

Telephone:

Email Address:

Country of Residence:

Taxpayer Identification Number:

Exchanged Old Notes
DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker:

Exchanged New Notes (if different from Exchanged Old Notes)
DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker:

Wire instructions for Cash Consideration:
Bank Name:
Bank Address:
ABA Routing #:
Account Name:
Account Number:
Contact Person:

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